Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-228063 and Form S-8 No. 333-218831 of our report dated January 15, 2019, with respect to the audited consolidated financial statements of CleanSpark, Inc. and its subsidiaries for the year ended September 30, 2018 appearing in this Annual Report on Form 10-K of CleanSpark, Inc. for the year ended September 30, 2018.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 15, 2019